EXHIBIT 10.12

FIRST AMENDMENT TO THE

AVON PRODUCTS, INC. 2005 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT is made to the Avon Products, Inc. 2005 Stock Incentive Plan by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”).

INTRODUCTION

The Company maintains the Avon Products, Inc. 2005 Stock Incentive Plan (the “Plan”). The Company now wishes to amend the Plan to reflect a change in the definition of “Retirement.” Such amendment would be effective as of January 1, 2006 for awards made on and after such date.

AMENDMENT

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1. Effective as of January 1, 2006, by adding the following new paragraph at the end of Plan Section 2(v):

“Effective of January 1, 2006, for awards granted on and after such date, “Retirement” means termination of a Participant’s employment with the Corporation or a Subsidiary on or after (i) the Participant’s 65th birthday, (ii) the Participant’s 55th birthday if the Participant has completed at least 15 years of Credited Service (as defined in the Corporation’s Personal Retirement Account Plan), (iii) the date the Participant is eligible for early or normal retirement under any retirement plan of the Corporation or its Subsidiaries that applies to such Participant, (iv) the Participant’s attainment of his fifty-fifth birthday and completion of ten years of service with the Corporation or a Subsidiary; or (v) the Participant’s attainment of his sixtieth birthday and the completion of five year years of service with the Corporation or a Subsidiary. Subject to the approval of the Committee, a different definition of Retirement may be applicable to a Participant employed outside of the United States of America who is subject to local retirement laws and program.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the date set forth below.

AVON PRODUCTS, INC.

Dated: February 15, 2006	By:	/s/ Andrea Jung
	Title:	Chairman & CEO

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